EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
General Communication, Inc.:


         We consent to the incorporation by reference of our report dated March 8, 2002, on the consolidated financial statements of General Communication, Inc. and subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 and the related financial statement schedule, which appear in the December 31, 2001 annual report on Form 10-K of General Communication, Inc.

                                                     KPMG LLP


                                                       /s/


Anchorage, Alaska

August 28, 2002